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                                                                     EXHIBIT 99


                                 CONTACT: MARC ROWLAND, CHIEF FINANCIAL OFFICER
                                                        (405)848-8000, EXT. 232


FOR IMMEDIATE RELEASE                            TOM PRICE, JR.,VICE PRESIDENT-
FEBRUARY 3, 1998                                          CORPORATE DEVELOPMENT
                                                        (405)848-8000, EXT. 257


              CHESAPEAKE ENERGY CORPORATION PROVIDES STATUS REPORT
                 ON DRILLING ACTIVITIES AND PENDING TRANSACTIONS

OKLAHOMA CITY, OKLAHOMA, FEBRUARY 3, 1998 -- Chesapeake Energy Corporation (NYSE:CHK) today provided a status report on its drilling activities and pending transactions.

                               AUSTIN CHALK UPDATE

Subsequent to the October 22 and November 6 updates on the Louisiana Austin Chalk Trend, Chesapeake has completed seven additional Austin Chalk wells, six of which are producing and one of which is shut in waiting on a pipeline connection. The current productive capacity of these seven wells is 68 million cubic feet of natural gas equivalent (Mmcfe) per day. Six of these wells are in Masters Creek with one located 35 miles to the southeast in the St. Landry area.

In addition, Chesapeake is currently drilling six Austin Chalk wells in the Louisiana Trend, five in Masters Creek and one in South Brookeland. The company is also participating in 8 of the 9 wells Union Pacific Resources Corporation is currently drilling and in 4 of the 5 wells Sonat Exploration Company is currently drilling. During 1998, Chesapeake anticipates drilling approximately 10-12 net Austin Chalk wells in Louisiana, accounting for approximately 20% of its $230 million drilling budget for 1998.

                           TUSCALOOSA PROGRAM UNDERWAY

Chesapeake also announced the successful completion of two Tuscaloosa wells on the company's Louisiana Trend acreage. The first, the Merrick Estate 1, is located in the Judge Digby Field of Point Coupee Parish, Louisiana. The second well, the Peevy 71, is located in the Comite Field of East Baton Rouge Parish, Louisiana.

The Merrick Estate was drilled to a total depth of 21,756 feet, making it one of the deepest producing wells in Louisiana. The well began producing in late 1997 and is currently producing at a daily rate of 15 Mmcfe with approximately 10,000 pounds of flowing tubing pressure. Through January 31, 1998, this well had produced approximately one billion cubic feet of gas equivalent. Chesapeake owns a 14% working interest in the well with Amoco Production Company, the operator, owning the remainder.

The Peevy 71, operated by Chesapeake, was drilled to a total depth of 18,860 feet in the Tuscaloosa formation. The well is currently producing at a daily rate of 10 Mmcfe with



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approximately 5,600 pounds of flowing tubing pressure. Chesapeake owns a 60%
working interest in this well.

Chesapeake's President and Chief Operating Officer, Tom L. Ward, stated, "Since successfully completing our first Tuscaloosa well fifteen months ago, we have developed the foundation for a high-impact 3-D based Tuscaloosa program. Our excitement about the potential value of Chesapeake's Tuscaloosa drilling has been generated by the promising location of our 150,000 acres in the area and Amoco's successful use of 3-D seismic to further develop its holdings. We understand that Amoco using 3-D seismic has discovered more than 400 Bcfe of reserves during the past four years by successfully completing 16 of its 17 Tuscaloosa wells. After investing over a year to acquire and interpret 3-D surveys to evaluate Chesapeake's acreage in the Morganza and Irene Fields, we are ready to commence the drilling phase of our Tuscaloosa 3-D program. During the next few months, we anticipate using two or three of the six Louisiana rigs now drilling for Chesapeake to begin developing the 60,000 acre Morganza 3-D shoot and the 30,000 acre Irene 3-D shoot. We anticipate our Tuscaloosa program will account for approximately 20% of our $230 million drilling budget in 1998."

                             OTHER DRILLING ACTIVITY

Chesapeake has recently started drilling its first two Deep Simpson tests in the Golden Trend Field. During the past year, Chesapeake has evaluated a large portion of its extensive Golden Trend acreage through a 3-D seismic survey covering approximately 35,000 acres. The results of the survey were encouraging and the company has identified approximately 20 Deep Simpson prospects. The company is targeting reserves of 3-5 Bcfe per well for completed well costs of approximately $2.2 million.

In the Lovington area of eastern New Mexico, Chesapeake's 3-D seismic surveys continue to provide favorable drilling results. The company has now drilled 16 out of 19 successful wells in this area and is drilling ahead with two rigs. Chesapeake plans to drill 15-20 New Mexico wells in 1998 at a total cost of approximately $15-20 million. The company is targeting reserves of 1.5-2.5 Bcfe per well for completed well costs of approximately $1.0 million.

Chesapeake is also underway with its 88,000 acre Peach Creek 3-D survey located in the Zeidman Trustee area of Wharton County, Texas. This 3-D survey, which includes Coastal Corporation, Seagull Energy Corporation, TransTexas Gas Corporation and Unocal Corporation as partners, should be completed in the next 120 days with drilling activity scheduled to begin this fall.



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                            TRANSACTION STATUS UPDATE

During the past three months, Chesapeake has entered into agreements to acquire AnSon Production Company, the Mid-Continent assets of DLB Oil & Gas, Inc., Hugoton Energy Corporation, and the Anadarko Basin properties of Enervest Management Company. The AnSon transaction closed in December and the Enervest transaction is scheduled to close this week. The DLB and Hugoton transactions are currently still pending, with the proxy solicitation materials scheduled for mailing during the next two weeks.

In addition, Chesapeake's Canadian joint ventures with Pan East Petroleum Corp. and Ranger Oil Limited have both closed and drilling activities are now underway on the company's $15 million Canadian drilling program.

                                     SUMMARY

Aubrey K. McClendon, Chesapeake's Chairman and Chief Executive Officer provided the following summary, "In 1998, we believe Chesapeake's current and prospective investors will recognize and appreciate the substantial modifications we have made to our previous strategy. Our 1998 growth plan will be based upon combining four strategies:

     o building long-life reserves through acquisitions and development drilling in the Mid-Continent and in western Canada;

     o providing high-impact results from our 3-D based exploration projects in Louisiana, Texas, Oklahoma, and New Mexico;

     o continuing to develop our extensive inventory of Austin Chalk assets in Texas and Louisiana; and

     o developing additional alliances and joint ventures with industry partners in new areas.

By building on a growth plan balanced between drilling and acquisitions, drilling balanced between exploration and development, production balanced between oil and natural gas, and reserve life matched to debt maturities, we anticipate delivering significantly improved results to our shareholders in 1998."

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Chesapeake Energy Corporation is an independent oil and natural gas producer headquartered in Oklahoma City. The company's operations are focused on exploratory and developmental drilling and producing property and corporate acquisitions in major onshore producing areas of the United States and Canada.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace its reserves, the substantial capital expenditures required to fund its operations, environmental risks, drilling and operating



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risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including the report filed on Form 10-K for the fiscal year ended June 30, 1997.







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